Exhibit 10.9

September 25,2012

Taylor & Martin Group, Inc.

Attention: Mr. Rod Cutsinger

12 Greenway Plaza, STE 1100

Houston, Texas 77046

Re:	First Amendment to Credit Facility Commitment Letter (First Amendment”)

Dear Mr. Cutsinger:

As you are aware, First National Bank of Omaha, a national banking association (“FNBO”) and Taylor & Martin Group, Inc., a Delaware corporation (“TMG”) and each of TMG Auction Services, LLC, a Delaware limited liability company and TMG Reverse Logistics, LLC, a Delaware limited liability company, entered into a Credit Facility Commitment Letter dated August 16,2012, a copy of which is attached hereto as Exhibit “A” and incorporated herein by this reference (the “Original Commitment Letter”). TMG and each of the Initial Guarantors, on their behalf and on behalf of all of the Guarantors, has requested that FNBO make certain amendments to the terms and provisions of the Original Commitment Letter and FNBO is willing to make such amendments to the extent, and solely to the extent, reflected in this First Amendment. Capitalized terms contained in this First Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Original Commitment Letter. We all acknowledge and agree that, except to the extent specifically amended by the terms and provisions of this First Amendment, the terms and provisions of the Original Commitment Letter shall remain in full force and effect and are hereby ratified by FNBO, TMG and the Initial Guarantors.

FNBO, TMG and the Initial Guarantors, on their behalf and on behalf of all of the Guarantors, agree that the amendments to the Original Commitment Letter are as follows:

1)	The first paragraph on page 2 of the Original Commitment Letter is hereby deleted in its entirety and replaced with the following:

a.	“In the event the conditions precedent stated herein, including those stated in the Terms and Conditions contained in Exhibit A to the Original Commitment Letter, are not satisfied on or before October 31, 2012, unless such date is extended in writing by FNBO, FNBO’s commitment as described herein shall terminate.”

Taylor & Martin Group, Inc.

September 25, 2012

2)	The second paragraph under the heading “Availability” on page 6 (Exhibit “A” to the Original Commitment Letter) is hereby deleted in its entirety and replaced with the following:

a.	“Availability under the Credit Facility shall be subject to a borrowing base consisting of the sum of (a) eighty percent (80%) of Eligible Accounts Receivable (as defined in the Credit Agreement), plus (b) sixty-five percent (65%) of Eligible Auction Inventory (as defined in the Credit Agreement), plus (c) the lesser of (i) sixty-five percent (65%) of Eligible Reverse Logistics Inventory (as defined in the Credit Agreement) or (ii) Ten Million and No/100ths Dollars ($10,000,000.00). The Credit Agreement shall provide that to be eligible for inclusion in the borrowing base, the respective asset referenced must be subject to a first perfected security interest in favor of the Bank. The borrowing base shall be computed as of the Closing Date and thereafter on a monthly basis in accordance with a borrowing base certificate as defined in the Credit Agreement.”

3)	The sole sentence under the heading “Closing” on page 7 (Exhibit “A” to the Original Commitment Letter) is hereby deleted in its entirety and replaced with the following:

a.	“The execution of the Credit Agreement and the Loan Documents and the satisfaction of all conditions precedent contained in the Credit Agreement (the “Closing”) with respect to the proposed Credit Facility shall occur on a date mutually agreeable to TMG and Bank, but no later than October 31, 2012, unless such date is extended in writing by FNBO (the “Closing Date”).”

4)	The last sentence of the paragraph under the heading “Security” on pages 8 and 9 (Exhibit “A” to the Original Commitment Letter) is hereby deleted in its entirety and replaced with the following:

a.

“Notwithstanding the foregoing, the Obligations will not be secured by a perfected lien or perfected security interest in (i) any aircraft owned by TMG or any Guarantor, other than TMG and the Initial Guarantors, on their behalf and on behalf of each of the Guarantors, agree that the Bank shall have a filed first priority perfected security interest in and to that certain Beech Model B300, Serial Number FL-50 and FAA Registration Number N300TM, in form and content acceptable to the Bank in its sole reasonable discretion, (ii) any fee-owned or leased real property of TMG or any Guarantor, other than TMG and the Initial Guarantors, on their behalf and on behalf of each of the Guarantors, agree that the Bank shall have a first Deed of Trust on the real estate (x) owned by Taylor & Martin Enterprises, Inc. located in Dodge County, Nebraska and (y) the real estate owned by Taylor & Martin Inc. – Auctioneers located in Tunica County, Mississippi, each in form

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September 25, 2012

and content acceptable to the Bank in its sole reasonable discretion (individually, a “Deed of Trust” and collectively, the “Deeds of Trust”), and (iii) any assets, other than as specifically referenced above, with respect to which the Bank and TMG agree that the cost of obtaining or perfecting such security interest is excessive in relation to the benefit afforded thereby. TMG, on behalf of Taylor & Martin Enterprises, Inc. and Taylor & Martin Inc. – Auctioneers, each as a Guarantor, further acknowledges and agrees that as part of the grant of the Deeds of Trust, the Bank shall obtain an appraisal of each piece of real estate, title insurance with standard exceptions deleted reflecting each such Deed of Trust as a first lien on each such piece of real estate, a clean Phase One environmental assessment on each such piece of real estate, a flood determination survey reflecting that neither such piece of real estate is located within a flood plain and such other requirements as the Bank may require in its sole reasonable discretion. “

TMG, each Guarantor and FNBO agree that, except as specifically amended hereby, the terms and provisions of the Original Commitment Letter are hereby ratified and shall remain in full force and effect. No amendment contained in this First Amendment shall be construed to amend or waive any obligation of TMG or any Guarantor under the Original Commitment Letter, except to the extent of the specific amendment referenced herein. No delay or omission by FNBO in exercising any power, right, or remedy shall impair such power, right, or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right, or remedy shall preclude other or further exercise thereof or the exercise of any other power, right, or remedy under the Original Commitment Letter, or otherwise. In the event of a conflict between the terms and provisions of this First Amendment and the terms and provisions of the Original Commitment Letter, the terms of this First Amendment will prevail.

Taylor & Martin Group, Inc.

September 25, 2012

We appreciate the opportunity to be of service to TMG and the Guarantors, and we look forward to our relationship with you in the future.

Sincerely,

First National Bank of Omaha

By:	/s/ Sean T. O’Connell
Sean T. O’Connell, Vice President

Taylor & Martin Group, Inc.

September 25, 2012

TMG and each of the Guarantors jointly and severally agree to the provisions of this First Amendment.

Executed as of the date first above written.

TMG:

TAYLOR & MARTIN GROUP, INC., a Delaware corporation

By:	/s/ Rod. K. Cutsinger
Title:	Chief Executive Officer

INITIAL GUARANTORS:

TMG AUCTION SERVICES, LLC, a Delaware limited liability company

By:	/s/ Rod. K. Cutsinger
Title:	Chairman

TMG REVERSE LOGISTICS, LLC, a Delaware limited liability company

By:	/s/ Rod. K. Cutsinger
Title:	Chairman

First Amendment to Credit Facility Commitment Letter

Taylor & Martin Group, Inc.

September 25, 2012

Original Commitment Letter

Exhibit “A”

[See Attached]

August 16, 2012

Taylor & Martin Group, Inc.

Attention: Mr. Rod Cutsinger

12 Greenway Plaza, STE 1100

Houston, Texas 77046

Re:	Credit Facility Commitment Letter

Dear Mr. Cutsinger:

Based upon our discussions concerning the proposed initial public offering (the “IPO”) of Taylor & Martin Group, Inc., a Delaware corporation (“TMG”), First National Bank of Omaha, a national banking association (“FNBO”), is pleased to provide TMG with a financing commitment for the Credit Facility (as hereinafter defined) described in this letter and the terms and conditions set forth in Exhibit “A” attached hereto and incorporated herein by this reference (hereinafter, the “Terms and Conditions” and together with this letter referred to collectively as the “Commitment Letter”). Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Terms and Conditions.

TMG has asked FNBO to provide a commitment for a two-year term revolving loan facility for an aggregate principal amount of up to Thirty-Five Million and No/100ths Dollars ($35,000,000.00) (the “Credit Facility”) to be used to (a) fund the IPO Working Capital, as defined in the Credit Agreement, (b) pay fees and expenses in connection with the IPO and Credit Facility, and (c) finance ongoing working capital and general corporate purposes (including financing Approved Acquisitions, as defined in the Credit Agreement) of TMG and its wholly owned subsidiaries, as set forth in the Terms and Conditions or otherwise approved in writing by FNBO. Subject to the satisfaction of the conditions contained in this Commitment Letter and TMG’s acceptance hereof, FNBO commits to lend the entire amount of the Credit Facility, on the terms and conditions hereinafter described, as the same may be modified by the Credit Agreement, as hereinafter defined.

Those matters that are not covered or stated herein or in the Terms and Conditions are subject to mutual agreement of the parties. The terms and conditions of this Commitment Letter may only be modified in a writing signed by the parties hereto. In addition, FNBO’s obligations under this Commitment Letter are subject to (i) the conditions precedent stated herein, including but not limited to those stated in the Terms and Conditions, and (ii) an original of this Commitment Letter executed below by TMG and each of the Guarantors, as hereinafter defined, and received by FNBO on or before August 23, 2012 by 5:00 p.m. (CST).

Taylor & Martin Group, Inc.

August 16, 2012

In the event the conditions precedent stated herein, including those stated in the Terms and Conditions, are not satisfied on or before October 1, 2012, unless such date is extended in writing by FNBO, FNBO’s commitment as described herein shall terminate.

TMG and each Guarantor, jointly and severally, represent and warrant that (a) all information (except for projections, other forward-looking information and information of a general economic or industry specific nature) that has been or will hereafter be made available by or on behalf of TMG or any Guarantor or by any of TMG’s or any Guarantor’s representatives in connection with the IPO, the Credit Facility or the other transactions contemplated hereby to FNBO or any of its affiliates or representatives is, and will be, to the best of TMG’s and each Guarantor’s Knowledge, as defined in the Credit Agreement, complete and correct in all material respects and does not and will not to the best of TMG’s and each Guarantor’s Knowledge contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or are made and (b) all financial statements or projections, that have been, or will be, prepared by TMG or any Guarantor or on TMG’s or any Guarantor’s behalf or by any of TMG’s or any Guarantor’s representatives and made available to FNBO in connection with the transaction contemplated hereby have been or will be prepared in good faith based upon generally accepted accounting principles in the United States applied on a consistent basis and if projections, based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond TMG’s control, and that no assurance can be given that any particular projections will be realized). Prior to the Closing Date, TMG and all of the Guarantors agree to supplement the information and projections from time to time should the representations and warranties contained in this paragraph become misleading, incomplete or incorrect to the best of TMG’s or any Guarantor’s Knowledge if made at such time.

In issuing this Commitment Letter and undertaking, FNBO is relying on the accuracy of the information furnished to it by TMG or any of the Guarantors or on their behalf. The obligations of FNBO under this Commitment Letter are made solely for TMG’s benefit and may not be relied upon or enforced by any other person or entity. No rights under this Commitment Letter shall be assigned by TMG, and FNBO’s commitment to provide financing will automatically terminate upon any such assignment or attempted assignment.

TMG and each of the Guarantors agree that this Commitment Letter is for TMG’s confidential use only and neither its existence nor the terms hereof will be disclosed by TMG or any of the Guarantors to any person or entity other than TMG’s and each Guarantor’s officers, directors, members, shareholders, managers, accountants, attorneys and other advisors, and then only on a “need to know” basis in connection with the transaction contemplated hereunder and on a confidential basis, except that, following TMG’s return of an executed counterpart hereof to FNBO, TMG may (a) make public disclosure of the existence and amount of the Credit Facility in connection with the IPO, including the disclosure hereof on a confidential basis to the officers, directors, members, shareholders, managers, accountants, attorneys and other advisors of the

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August 16, 2012

underwriters of the IPO, (b) make public disclosure of the existence and amount of the Credit Facility to any governmental authority whose consent or notification is required under applicable law commitments, (c) file this Commitment Letter in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges, and (d) make such other public disclosures of the terms and conditions hereof as TMG is required by applicable law, in the opinion of TMG’s counsel, to make. TMG agrees that it will permit FNBO to review and approve any reference to FNBO or to any of its affiliates contained in any press release or similar public disclosure prior to public release.

In consideration of the services performed by and the expenses of FNBO, TMG and the Guarantors jointly and severally agree to pay to FNBO, on demand, all of FNBO’s documented costs and expenses, including but not limited to reasonable past, present and future audit, appraisal and attorneys’ fees, legal expenses and other expenses, in connection with the preparation, review, negotiation, execution, delivery and enforcement of this Commitment Letter, the Loan Documents, as defined in the Credit Agreement, and the matters and transactions described herein, whether or not the Credit Facility is closed or funded, and whether or not FNBO’s commitment to provide the Credit Facility terminates.

TMG and each of the Guarantors agree to indemnify, defend and hold harmless FNBO and each of its affiliates and its officers, directors, employees, agents, advisors and other representatives (each an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) the IPO or any of the other transactions contemplated thereby, or (b) the Credit Facility and any other financings, or any use made or proposed to be made with the proceeds thereof, in either case, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party’s negligence or misconduct, or breach of any agreement between Indemnified Party on the one hand and TMG or Guarantor on the other. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by TMG, any Guarantor, any shareholders or creditors of TMG or any Guarantor, or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transaction described herein is consummated.

FNBO, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, LEGAL COUNSEL AND CONSULTANTS SHALL NOT BE RESPONSIBLE OR LIABLE TO TMG, ANY OF THE GUARANTORS OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF THIS COMMITMENT LETTER, THE CREDIT FACILITY, THE CREDIT AGREEMENT, ANY OF THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED BY THIS COMMITMENT LETTER.

Taylor & Martin Group, Inc.

August 16, 2012

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Commitment Letter may be brought only in the state or federal courts sitting in Lincoln, Nebraska and TMG and each of the Guarantors consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. TMG AND EACH OF THE GUARANTORS, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS COMMITMENT LETTER. NO EMPLOYEE OF FNBO HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

This Commitment Letter may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Delivery of an executed counterpart signature page by facsimile or electronically via .pdf format is as effective as executing and delivering this Commitment Letter in the presence of the other parties to this Commitment Letter.

A credit agreement must be in writing to be enforceable under Nebraska law. To protect TMG, each of the Guarantors and FNBO from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forbear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with the Credit Facility, loan or other loan document, must be in writing to be effective.

We appreciate the opportunity to be of service to you and TMG, and we look forward to our relationship with you in the future.

Sincerely,

First National Bank of Omaha

By:	/s/ Sean T. O’Connell
Sean T. O’Connell, Vice President

Taylor & Martin Group, Inc.

August 16, 2012

TMG and each of the Guarantors jointly and severally agree to the provisions of this Commitment Letter.

Executed as of the date first above written.

TMG:

TAYLOR & MARTIN GROUP, INC., a Delaware corporation

By:	/s/ Rod K. Cutsinger

Title:	Chief Executive Officer

INITIAL GUARANTORS:

TMG AUCTION SERVICES, LLC, a Delaware limited liability company

By:	/s/ Rod K. Cutsinger

Title:	Chairman

TMG REVERSE LOGISTICS, LLC, a Delaware limited liability company

By:	/s/ Rod K. Cutsinger

Title:	Chairman

Taylor & Martin Group, Inc.

August 16, 2012

EXHIBIT “A”

SUMMARY OF TERMS AND CONDITIONS

$35,000,000 2-YEAR CREDIT FACILITY

Borrower:	The borrower will be Taylor & Martin Group, Inc., a Delaware corporation (“TMG”).

Bank:	The lender will be First National Bank of Omaha, a national banking association (the “Bank”).

Guarantors:	The initial guarantors will be TMG Auction Services, LLC, a Delaware limited liability company, and TMG Reverse Logistics, LLC, a Delaware limited liability company (the “Initial Guarantors”). All future direct and indirect wholly owned subsidiaries of TMG or of the Initial Guarantors shall be included as additional guarantors (the “Additional Guarantors”) (the Initial Guarantors and the Additional Guarantors are referred to herein individually as a “Guarantor” and collectively as the “Guarantors”).

Purpose:	The proceeds from the loan facility will be used solely to (a) fund the IPO Working Capital, as defined in the Credit Agreement, (b) pay fees and expenses in connection with the IPO and Credit Facility, and (c) finance ongoing working capital and general corporate purposes (including financing Approved Acquisitions, as defined in the Credit Agreement) of TMG and its wholly owned subsidiaries.

Loan Amount and Type:	A revolving loan facility with a maximum principal amount of Thirty-Five Million and No/100ths Dollars ($35,000,000.00), subject to a borrowing base determination as set forth in the Credit Agreement (the “Credit Facility”).

Availability:	Loans under the Credit Facility may be borrowed, repaid and reborrowed on and after the Closing Date and prior to the Maturity Date in accordance with the terms of the Credit Agreement and other Loan Documents.

Availability under the Credit Facility shall be subject to a borrowing base consisting of the sum of (a) eighty percent (80%) of Eligible Accounts Receivable (as defined in the Credit Agreement), plus (b) sixty-five percent (65%) of Eligible Auction Inventory (as defined in the Credit Agreement), plus (c) the lesser of (i) sixty-five percent (65%) of Eligible Reverse Logistics Inventory (as defined in the Credit Agreement) or (ii) Five Million and No/100ths Dollars ($5,000,000.00). The Credit Agreement shall provide that to be eligible for inclusion in the borrowing base, the respective asset referenced must be subject to a first perfected security interest in favor of the Bank. The

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August 16, 2012

borrowing base shall be computed as of the Closing Date and thereafter on a monthly basis in accordance with a borrowing base certificate as defined in the Credit Agreement.

Interest Rates:	An interest rate will be payable on the Credit Facility at the one-month London Interbank Offered Rate (“LIBOR”) plus (i) two hundred fifty (250) basis points, if the ratio of total liabilities to tangible net worth is less than or equal to 1.00:1.00 or (ii) two hundred seventy-five (275) basis points, if the ratio of total liabilities to tangible net worth is greater than 1.00:1.00. Upon the occurrence of an event of default under the Credit Agreement, the interest rate will automatically increase to the one-month LIBOR plus five hundred fifty (550) basis points. In all cases, interest will be computed on the basis of the actual number of days elapsed and a 360-day year.

Fees:	TMG will pay the following fees to the Bank:

a. A facility fee equal to One Hundred Twenty-Two Thousand Five Hundred and No/100ths Dollars ($122,500.00) (the “Facility Fee”), to be paid immediately upon the execution of the Credit Agreement.

Costs:	TMG agrees to pay any and all of the Bank’s documented costs and expenses related to the Credit Facility, TMG’s initial public offering (the “IPO”), including the use of the proceeds thereof to acquire additional guarantors and the documentation thereof, or the transactions contemplated herein and in the Credit Agreement, including, but not limited to, documented recording fees, attorneys’ fees, filing fees, collateral inspection fees or such other cost or expense.

Maturity:	The Credit Facility will mature two (2) years from the Closing Date, as hereinafter defined (the “Maturity Date”).

Amortization:	The Credit Facility will require interest only payments on a monthly basis during the term hereof with the outstanding principal and accrued and unpaid interest due on the Maturity Date.

Closing:	The execution of the Credit Agreement and the Loan Documents and the satisfaction of all conditions precedent contained in the Credit Agreement (the “Closing”) with respect to the proposed Credit Facility shall occur on a date mutually agreeable to TMG and Bank, but no later than October 1, 2012, unless such date is extended in writing by FNBO, (the “Closing Date”).

Security:	All of TMG’s and the Guarantors’ obligations to the Bank (the “Obligations”) will be secured by a perfected security interest constituting a first lien on (a) all of the shares of capital stock, membership interest or other ownership interest in each of the Guarantors, and any rights related thereto, (b) all of TMG’s assets, including but not limited to all machinery, equipment, fixtures, general

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August 16, 2012

intangibles, instruments (including promissory notes), documents, inventory, chattel paper (whether tangible or electronic), letter of credit rights, letter of credit accounts, deposit accounts, investment property, securities, insurance claims and proceeds, and other personal property owned by TMG, together with all increases, replacements, refurbishments, improvements, additions and substitutions with respect to the items listed above, all accessories, parts and equipment with respect thereto or used in connection therewith, all after-acquired property with respect thereto, and all present and future accessions and cash and noncash proceeds, including contract rights, therefrom and (c) all of each Guarantor’s assets, including but not limited to all machinery, equipment, fixtures, general intangibles, instruments (including promissory notes), documents, inventory, chattel paper (whether tangible or electronic), letter of credit rights, letter of credit accounts, deposit accounts, investment property, securities, insurance claims and proceeds, and other personal property owned by Guarantor, together with all increases, replacements, refurbishments, improvements, additions and substitutions with respect to the items listed above, all accessories, parts and equipment with respect thereto or used in connection therewith, all after-acquired property with respect thereto, and all present and future accessions and cash and noncash proceeds, including contract rights, therefrom. Within thirty (30) days of the acquisition of a new Guarantor, Borrower shall cause such Guarantor to duly execute and deliver to the Bank a new secured guaranty and related Loan Documents. Notwithstanding the foregoing, the Obligations will not be secured by a perfected lien or security interest in (i) any aircraft owned by TMG or any Guarantor, (ii) any fee-owned or leased real property of TMG or any Guarantor, and (iii) any assets with respect to which the Bank and TMG agree that the cost of obtaining or perfecting such security interest is excessive in relation to the benefit afforded thereby.

Guaranty:	Each Guarantor (which includes all subsidiaries of either TMG or any of the Guarantors existing now or acquired in the future) will be required to provide a secured unlimited guaranty of the Obligations under the Credit Facility, in form and substance acceptable to the Bank.

Insurance:	TMG shall deliver to the Bank prior to the Closing Date, certificates of insurance evidencing insurance coverage(s) acceptable to the Bank in its reasonable discretion with coverage appropriate for companies in TMG’s and each Guarantor’s industry and naming the Bank as an additional insured.

Credit Agreement:	The Credit Agreement shall contain terms and provisions customary in loans of this size and nature, including but not limited to the following (which may be subject to materiality thresholds and exceptions to be mutually agreed upon in the Credit Agreement):

a. Definitions.

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August 16, 2012

b. Provisions relating to the Credit Facility.

c. Representations and warranties of TMG, including but not limited to representations and warranties regarding TMG’s existence and company status, power and authority, legal agreements, financial statements, no adverse change, titles and liens, taxes, litigation, and other such similar matters.

d. Representations and warranties of each Guarantor, including but not limited to representations and warranties regarding each Guarantor’s existence and company status, power and authority, legal agreements, financial statements, enforceability of Loan Documents to which Guarantor is a party, no adverse change, titles and liens, taxes, litigation, and other such similar matters.

e. Subject to the terms, conditions and allowances in the Credit Agreement, affirmative covenants of TMG and the Guarantors, including but not limited to, covenants regarding TMG’s and the Guarantors’ financial statements and other reporting requirements, books and records; keeping of books and records in accordance with generally accepted accounting principles in the United States; Bank’s inspection of books, records and property; payment of taxes and other claims; maintenance of properties and insurance; preservation of TMG’s company existence and the existence of each Guarantor; performance of material agreements of TMG and the Guarantors; compliance with all applicable laws; maintenance of their primary deposit accounts at the Bank, with all other deposit accounts subject to approval by the Bank with an agreement from such depository bank in favor of the Bank acknowledging the Bank’s collateral interest therein; conducting transactions with affiliates on terms equivalent to those obtainable on an arm’s-length basis; further assurances as to perfection and priority of security interests, including a requirement that all limited liability companies be certificated and opt in to Article 8 of the UCC, and notation of liens on certificates of title where applicable; and such other customary covenants in favor of the Bank associated with the Credit Facility and transaction contemplated herein.

f. Subject to the terms, conditions and allowances in the Credit Agreement, negative covenants of TMG and the Guarantors, including but not limited to, prohibitions and restrictions, without the Bank’s prior written consent, on (i) liens (other than liens securing the Credit Facility), debt, guaranties and other contingent obligations of TMG or a Guarantor (including, without limitation, the subordination of all intercompany indebtedness on terms satisfactory to the Bank); (ii) sales, transfers and other disposition of all or substantially all of the assets (other than sales in the ordinary course of business) of TMG or a Guarantor; (iii) mergers,

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August 16, 2012

consolidations, or acquisitions of TMG and each of the Guarantors; (iv) mergers and acquisitions by TMG or a Guarantor; provided that any acquisition by TMG or a Guarantor of a wholly owned subsidiary the aggregate cost of which is less than Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00), whether paid in cash or stock, and all creditors of such acquired assets, entity and its subsidiaries are paid in full upon such acquisition, then Bank consent shall not be required for such acquisition; (v) acquisition of less than one hundred percent (100%) of the outstanding equity of any entity, (vi) change in structure or business of TMG or a Guarantor; (vii) dividends or distributions; (viii) loans and investments, capital expenditures and rental payments of TMG or a Guarantor; (ix) transactions with related parties; (x) the sale of assets out of the ordinary course of business; (xi) change of control and change of management of TMG and a Guarantor; and (xii) such other similar covenants associated with the Credit Facility and transactions contemplated herein.

g. Events of default, including but not limited to, nonpayment of principal or interest; material breach of any representation or warranty (subject to customary rights to cure); default under any of TMG’s or any Guarantor’s material agreements (subject to customary rights to cure); material violation of any covenants (subject to customary rights to cure); change of control, or withdrawal or transfer by any one or more of the major shareholders of the Borrower, as described in the Credit Agreement, of such major shareholder’s stock; material judgments; bankruptcy; or a material change in a Guarantor or Guaranty.

h. Miscellaneous provisions, including but not limited to provisions regarding jurisdiction and venue in Nebraska, TMG’s and Guarantors’ indemnification obligations, fees and expenses, successors and assigns, and governing law of Nebraska.

Financial Statements and Other Reporting Requirements:	TMG will provide the Bank, all in form and substance reasonably acceptable to the Bank:

a. Within ninety (90) days after each fiscal year-end, annual audited financial statements (including balance sheet, income statement, cash flow statement, and statement of stockholders’ equity) of TMG and Guarantors, on a consolidated and consolidating basis, for such year, prepared by independent certified public accountants in accordance with generally accepted accounting principles and, as applicable, principles promulgated by the PCAOB, along with an annual compliance certificate for TMG, on a consolidated basis, all as of the end of such fiscal year.

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August 16, 2012

b. Within forty-five (45) days after each calendar quarter, internally prepared quarterly financial statements of TMG and Guarantors, on a consolidated and consolidating basis, prepared in accordance with generally accepted accounting principles (subject to year-end adjustments), along with a quarterly compliance certificate of TMG, all as of the end of such calendar quarter.

c. Immediate written notice upon the occurrence of an event of default, known to an officer of TMG or any Guarantor or upon the commencement of litigation and other legal proceedings (subject at a materiality threshold as provided in the Credit Agreement).

d. Within thirty (30) days of each month end, monthly borrowing base certificates of TMG and Guarantors, on a consolidated basis, as of the last day of the preceding month.

e. Within thirty (30) days of each month end, monthly aging of accounts for TMG and Guarantors, on a consolidated basis as of the last day of the preceding month.

f. Within thirty (30) days of each month end, monthly inventory reports for TMG and Guarantors, on a consolidated basis as of the last day of the preceding month.

g. On or before January 31 of each year, budgets and forecasts for TMG and Guarantors for such year prepared by management of TMG and the Guarantors as reasonably requested by the Bank, including requested budgets and forecasts relating to any acquisitions by TMG or any Guarantor.

h. Promptly after the Bank’s request therefore, such other information about TMG and each of the Guarantors as the Bank may reasonably request from time to time.

Financial Covenants:	TMG and the Guarantors will be required to comply with financial covenants, including but not limited to the following:

a. TMG shall at all times have a Consolidated Tangible Net Worth (as defined in the Credit Agreement) of at least ninety-five percent (95%) of TMG’s initial balance sheet as of the date of the IPO, to be measured as of the last day of each fiscal quarter.

b. TMG shall at all times have a Consolidated Working Capital (as defined in the Credit Agreement) of at least Seven Million Five Hundred Thousand and No/100ths Dollars ($7,500,000.00), to be measured as of the last day of each fiscal quarter.

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August 16, 2012

c. Such other financial covenants as are usual and customary in commercial loan facilities and transactions of this size and nature.

Conditions Precedent to Closing:	Conditions precedent to Closing shall include, but not be limited to, those customary for commercial loan facilities and transactions of this size and nature and those items specified below:

a. The preparation, execution and delivery of loan documentation, all in form and substance acceptable to Bank and its counsel, including, but not limited to such items as: (i) a credit agreement (the “Credit Agreement”); (ii) a revolving promissory note in the amount of the Credit Facility; (iii) security agreements, pledge agreements, subsidiary security agreements, financing statements, termination statements, borrowing base certificates (after giving effect to the IPO and the use of the proceeds thereof), and, if applicable, landlord’s consents and waivers; (iv) guaranty agreements from all Guarantors; (v) TMG’s certificate of incorporation and certificate of good standing; (vi) certificates of organization and certificates of good standing for each of the Guarantors; and (vii) such other documents reasonably required by Bank (collectively, the “Loan Documents”).

b. The absence of any Material Adverse Change, as defined in the Credit Agreement, in the condition (financial or otherwise), business or property of TMG or any of the Guarantors.

c. The accuracy and reasonable completeness of all representations that TMG or any of the Guarantors make to Bank and all material information that TMG or any of the Guarantor have furnished or may furnish to Bank in connection with this commitment or the Credit Facility and TMG’s and the Guarantors’ compliance with the terms of this Commitment Letter.

d. The completion of the IPO.

e. The approval by any governmental authority having jurisdiction over the IPO or the transaction contemplated thereto or any third party whose consent may be required, including but not limited to TMG’s shareholders, officers, or directors.

f. TMG’s IPO resulting in initial capital raised of not less than One Hundred Fifty Million and No/100ths Dollars ($150,000,000.00) gross.

g. All requisite governmental authorities and third parties, including, if applicable, shareholders, officers or directors of TMG, shall have been approved or consented to the IPO and other transactions contemplated hereby to

Taylor & Martin Group, Inc.

August 16, 2012

the extent required and without the imposition of any conditions that are not reasonably acceptable to the Bank. Moreover, there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the IPO or any of the other transactions contemplated hereby.

h. There are no actions, suits, investigations, litigation or proceedings pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that (i) could reasonably be expected to (A) have a Material Adverse Effect, as defined in the Credit Agreement, on the business, condition (financial or otherwise), operations, performance or properties of TMG or any of the Guarantors, (B) adversely affect the ability of TMG or any of the Guarantors to perform its or their obligations under the loan documentation or (ii) purports to adversely affect the IPO or the Credit Facility.

i. The Credit Facility shall be in compliance with applicable law.

j. TMG’s and the Guarantors’ counsel shall deliver an opinion letter of counsel, in form and authorship satisfactory to Bank and its counsel, which shall address, among other matters, the following: TMG’s formation and existence, the formation of each of the Guarantors and each Guarantor’s existence and the validity and enforceability of the Loan Documents, including but not limited to security documents and guaranties. Upon delivery of each new Guaranty and related Loan Documents, such Guarantor’s counsel shall deliver a duly executed opinion letter of counsel in form and authorship satisfactory to the Bank.

k. Such other conditions precedent commonly required in a transaction of the type contemplated herein.

Governing Law:	The Credit Facility and the Loan Documents shall be governed by Nebraska law.

Other:	The terms and conditions set forth herein do not purport to summarize all of the terms and conditions, covenants, representations, or warranties that would be contained in the final Loan Documents and it would be anticipated that such Loan Documents would contain additional terms and provisions customary in commercial loan financings and transactions of this size and nature.

Commitment Letter:	Capitalized terms not otherwise defined herein shall have the meaning given thereto, if any, in the fully executed Commitment Letter to which this Summary of Terms and Conditions is attached.